[Fidelity Logo]

October 14, 2019

State Street Bank and Trust Company

200 Clarendon Street, 16th Floor

Boston, Massachusetts 02116

Attention: Sheila McClorey, Transfer Agent Vice President

Re:

Transfer Agency and Service Agreement between each of the Investment Companies listed on Appendix "A" thereto, (each a “Trust” and collectively the "Trusts”) and State Street Bank and Trust Company (the "Transfer Agent”) made as of October 11, 2013 (the "Transfer Agent Agreement')

Ladies and Gentlemen:

This letter and the enclosed Appendix “A” to the Transfer Agent Agreement ("Appendix A") are being delivered to the Transfer Agent to amend the Transfer Agent Agreement.

The following investment companies, which are exchange traded funds, desire to become a party to the Transfer Agent Agreement, and the Transfer Agent desires to provide the services set forth in the Transfer Agent Agreement to such fund, effective November 5, 2019:

• Fidelity Covington Trust: Fidelity Stock for Inflation ETF

When Appendix A is countersigned by the Transfer Agent, the investment company noted above shall become a "Trust" under the Transfer Agent Agreement and shall be bound by all terms and conditions and provisions of the Transfer Agent Agreement including, without limitation, the representations and warranties set forth in Section 4 of the Transfer Agent Agreement.

If you are in agreement with the foregoing, please countersign the enclosed copy of updated Appendix A and return it to the undersigned.

Sincerely,

EACH OF THE INVESTMENT COMPANIES LISTED

ON APPENDIX "A" ATTACHED HERETO, ON

BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS

By: /s/Adrien Deberghes

        Adrien Deberghes

President and Treasurer – Fidelity Strategic Advisers Funds

Assistant Treasurer – Fidelity Equity and High Income Funds

Assistant Treasurer – Fidelity Fixed Income and Asset Allocation Funds

APPENDIX “A”

To

Transfer Agency and Service Agreement made as of October 11, 2013 LIST OF INVESTMENT COMPANIES

Effective as of November 5, 2019

Fidelity Corporate Bond ETF

Fidelity Dividend ETF for Rising Rates

Fidelity High Dividend ETF

Fidelity High Yield Factor ETF

Fidelity International High Dividend ETF

Fidelity International Value ETF Fidelity Limited Term Bond ETF Fidelity Low Duration Bond Factor ETF Fidelity Low Volatility Factor ETF Fidelity Momentum Factor ETF

Fidelity MSCI Communication Services Index ETF Fidelity MSCI Consumer Discretionary Index ETF Fidelity MSCI Consumer Staples Index ETF Fidelity MSCI Energy Index ETF

Fidelity MSCI Financials Index ETF Fidelity MSCI Health Care Index ETF Fidelity MSCI Industrials Index ETF

Fidelity MSCI Information Technology Index ETF

Fidelity MSCI Materials Index ETF Fidelity MSCI Real Estate Index ETF Fidelity MSCI Utilities Index ETF

Fidelity NASDAQ Composite Index Tracking Stock

Fidelity Small-Mid Factor ETF

Fidelity Stocks for Inflation ETF

Fidelity Targeted Emerging Markets Factor ETF Fidelity Targeted International Factor ETF Fidelity Quality Factor ETF

Fidelity Total Bond ETF

Fidelity Value Factor ETF

(signature page to follow)

Each of the Investment Companies Listed Above,

On behalf of each of their Respective Portfolios

By: /s/Adrien Deberghes

        Adrien Deberghes

President and Treasurer – Fidelity Strategic Advisers Funds

Assistant Treasurer – Fidelity Equity and High Income Funds

Assistant Treasurer – Fidelity Fixed Income and Asset Allocation Funds

State Street Bank and Trust Company

By: /s/Andrew Erickson

Andrew Erickson

Executive Vice President